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                                   EXHIBIT 11

                  GEORGIA-PACIFIC CORPORATION AND SUBSIDIARIES
          STATEMENTS OF COMPUTATION OF PER SHARE EARNINGS (Unaudited)
                     (Thousands, except per share amounts)

                                                                    Three Months              Nine Months
                                                                   Ended Sept. 30,          Ended Sept. 30,
                                                                   ---------------          ---------------
                                                                  1995         1994        1995         1994
                                                                  ----         ----        ----         ----
Income (Loss)
-------------
Income before extraordinary item and accounting change          $ 324,000    $ 87,000    $ 821,000   $ 157,000
Extraordinary item, net of tax                                          -           -            -     (11,000)
Cumulative effect of accounting change, net of tax                      -           -            -      (5,000)
                                                                ---------    --------    ---------   ---------
Net income                                                      $ 324,000    $ 87,000    $ 821,000   $ 141,000
                                                                =========    ========    =========   =========

Weighted Average Shares
-----------------------
Common shares outstanding, net of restricted stock                 90,694      89,179       90,029      88,912

Add - shares assumed to be issued under long-term
   incentive (restricted stock), stock option and stock
   purchase plans at the average market price                         930         609          899         703
                                                                ---------    --------    ---------   ---------

Primary shares                                                     91,624      89,788       90,928      89,615
                                                                ---------    --------    ---------   ---------

Add - additional shares assumed to be issued under
   long-term incentive (restricted stock), stock option
   and stock purchase plans at quarter end market price
   (if higher than average market price)                                -         248          144         345
                                                                ---------    --------    ---------   ---------
Fully diluted shares                                               91,624      90,036       91,072      89,960
                                                                =========    ========    =========   =========

Income (Loss) Per Share
-----------------------
Income before extraordinary item and accounting change          $    3.57    $    .98    $    9.12    $   1.77
Extraordinary item, net of tax                                          -           -            -        (.12)
Cumulative effect of accounting change, net of tax                      -           -            -        (.06)
                                                                ---------    --------    ---------   ---------
Net income                                                      $    3.57    $    .98    $    9.12    $   1.59
                                                                =========    ========    =========   =========

Income (Loss) Per Share - Primary
---------------------------------
Income before extraordinary item and accounting change          $    3.54    $    .97    $    9.03    $   1.75
Extraordinary item, net of tax                                          -           -            -        (.12)
Cumulative effect of accounting change, net of tax                      -           -            -        (.06)
                                                                ---------    --------    ---------   ---------
Net income                                                      $    3.54    $    .97    $    9.03    $   1.57
                                                                =========    ========    =========   =========

Income (Loss) Per Share - Fully Diluted
---------------------------------------
Income before extraordinary item and accounting change          $    3.54    $    .97    $    9.01    $   1.75
Extraordinary item, net of tax                                          -           -            -        (.12)
Cumulative effect of accounting change, net of tax                      -           -            -        (.06)
                                                                ---------    --------    ---------   ---------
Net income                                                      $    3.54    $    .97    $    9.01    $   1.75
                                                                =========    ========    =========   =========


A single presentation of income (loss) per share is made on the Statements of Income because the effects of assuming issuance of common shares under long-term incentive, stock option and stock purchase plans are either antidilutive or insignificant.